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                                                                     EXHIBIT 5.2

                       [GORDON & SILVER, LTD. LETTERHEAD]


                                November 28, 2000



Transcontinental Realty Investors, Inc.
1800 Valley View Lane, Suite 300
Dallas, Texas 75234


         Re: REGISTRATION STATEMENT ON FORM S-8 - ORIGINAL ISSUANCE OF UP TO 140,000 SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, PURSUANT TO THE DIRECTOR STOCK OPTION PLAN OF TRANSCONTINENTAL REALTY INVESTORS, INC.

Ladies and Gentlemen:

         We have acted as special Nevada counsel to Transcontinental Realty Investors, Inc., a Nevada corporation (the "Company"), for the purpose of issuing this letter in connection with the proposed issuance and sale by the Company of up to 140,000 shares (subject to adjustment as provided in the Registration Statement (as defined below)) of the Company's Common Stock, $0.01 par value per share (the "Shares"). The Shares are to be offered and sold under the Company's Director Stock Option Plan (the "Plan") pursuant to the Company's Registration Statement on Form S-8 (the "Registration Statement"), to be filed with the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").

         This letter is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K, as promulgated by the Commission.

         For the purpose of rendering our opinion set forth herein, we have examined and relied on (i) a draft of the Registration Statement anticipated to be filed with the Commission; (ii) the Plan as adopted by the Board of Directors of the Company on April 13, 2000, and approved by the Stockholders of the Company on October 10, 2000; (iii) Articles of Incorporation of the Company as filed with the Nevada Secretary of State on December 20, 1991, together with all amendments, articles of merger and certificates, designation or correction filed with respect thereto; (iv) Bylaws of the Company, certified currently to be in full force and effect; (v) Unanimous Written Consent of the Board of Directors of the Company in lieu of its organizational meeting dated December 23, 1991;
(vi) Minutes of the Meeting of the Board of Directors of the Company dated June 1, 2000, adopting the Plan; (vii) Minutes of the Annual Meeting of the Stockholders of the Company dated October 10, 2000 approving the Plan; (viii) Unanimous Written Consent in lieu of a meeting dated October 10, 2000, authorizing the

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[GORDON & SILVER, LTD. LETTERHEAD]

Transcontinental Realty Investors, Inc.
November 28, 2000
Page 2


preparation and filing of the Registration Statement; (ix) Certificate of the Secretary of the Company dated November 17, 2000; and (x) such records and other documents of the Company as we considered appropriate.

         We have assumed (A) the authenticity of any and all documents submitted to us as originals; (B) the genuineness of all signatures on documents submitted to us; (C) the legal capacity of natural persons executing all relevant documents; (D) the accuracy and completeness of all corporate records provided to us by the Company; (E) the veracity as of the date of this letter of the certificates, records, documents and other instruments furnished to us by the Company, even though they may have been signed or issued on an earlier date (although, with your permission, we have not independently verified the statements made therein nor have we investigated the basis for the representations contained therein); (F) the conformity to the originals of all documents submitted to us as copies; (G) the Company will receive the full amount and type of consideration (as specified in the Plan and each applicable option agreement) for each of the Shares or will have received the consideration based upon issuance of the Shares pursuant to the applicable option agreement;
(H) that such consideration will be in cash, personal property or services already performed; (I) that such consideration will equal or exceed the par value of the Shares; (J) that appropriate certificates evidencing the Shares will be properly executed upon each issuance and that each grant of an option pursuant to the Plan will be duly authorized; and (K) no changes in applicable law between the date of this letter and the date of the events which are the subject of this letter.

         Based on our review and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and if, as and when the Shares are issued in accordance with the Registration Statement and the Plan upon due exercise of the options thereunder, the Shares will be legally issued, fully paid and non-assessable.

         We are licensed to practice law in the State of Nevada and the opinion set forth herein is expressly limited to the laws of the State of Nevada. No opinion is given or implied regarding federal law or the laws of any jurisdiction other than the State of Nevada as currently in effect.

         This letter is being delivered to the Company in connection with the filing of the Registration Statement with the Commission and may also be relied upon by Prager, Metzger & Kroemer PLLC for purposes of the issuance of its opinion in connection with the filing of the Registration Statement with the Commission, and may not be used or relied upon for any other purpose.

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[GORDON & SILVER, LTD. LETTERHEAD]


Transcontinental Realty Investors, Inc.
November 28, 2000
Page 3

         We consent to the filing of this letter as Exhibit 5.2 to the Registration Statement and to the reference to this firm, if any, in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Commission promulgated thereunder, or Item 509 of Regulation S-K.

         Our opinion herein is rendered as of the date of this letter and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may come to our attention and which may alter, affect or modify such opinion. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                                Very truly yours,

                                /s/ Gordon & Silver, Ltd.

                                GORDON & SILVER, LTD.